Exhibit 10.1

CHANIN CAPITAL PARTNERS

330 Madison Avenue

11th Floor

New York, NY 10017

T 212.758.2629

F 212.758.2628

April 29, 2005

Privileged and Confidential

Mr. Frank Dalene

Chief Executive Officer

Telemark, Inc.

P.O. Box 1260

Wainscott, NY 11975

Dear Mr. Dalene:

The purpose of this letter is to confirm the understanding and agreement (the “Agreement”) between Hampton’s Luxury Homes and Telemark, Inc. (together with their subsidiaries and affiliates the “Company” or “HLH”) and Chanin Capital L.L.C. (“Chanin”), concerning the engagement of Chanin by the Company in connection with a Financing (as defined below).

1.  Financing:  For the purposes of this Agreement, “Financing” means a private placement of securities of the Company and/or any affiliate or subsidiary thereof in one or more related transactions to one or more financial investors, strategic corporate investors and/or others (collectively, the “Investors”) in the form of: (i) common stock, convertible preferred stock, convertible debt securities, preferred stock, equity-linked securities, equity or equity-linked joint ventures or other equity or equity-linked arrangements, including without limitation, debt securities (as distinguished from bank debt) with warrants (collectively, the “Securities”); or (ii) secured or unsecured loans or lines of credit (“Credit Facilities”).

2.  Company’s Responsibilities, Representations and Warranties:  In connection with Chanin’s engagement, the Company will furnish Chanin with all information concerning the Company that Chanin reasonably requests and will provide Chanin with access to the Company’s officers, directors, accountants, counsel and other advisors. The Company represents and warrants to Chanin that: (a) all such information is and will be true and accurate in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and (b) any projected financial information or other forward-looking information which the Company provides to Chanin will be made by the Company in good faith, based on management’s best estimates then available and based on facts and assumptions which the Company believes to be reasonable. The Company acknowledges and agrees that Chanin will be using and relying upon such information supplied by the Company and its officers, agents and others and any other publicly available information concerning the Company without any independent investigation or verification thereof or independent appraisal by Chanin of the Company or its business or assets nor will Chanin be providing a solvency opinion with respect to the Company.

3.  Chanin’s Responsibilities, Representations and Warranties:  Chanin’s Representations and Warranties.  Chanin represents and warrants to and agrees with the Company that:

(a)  Chanin is registered as a broker-dealer with the Securities and Exchange Commission and is a member in good standing of the National Association of Securities Dealers, Inc. (“NASD”).

(b)  Chanin will not effect sales of the Securities in any jurisdiction unless it or its representative is duly licensed, if necessary, to effect sales in such jurisdiction and the offer and sale of the Securities are registered or exempt from registration in such jurisdiction.

(c)  Chanin is duly formed as a limited liability company and is validly existing and in good standing under the laws of its state of formation.

(d)  Offers and sales of Securities by Chanin will be made solely to those whom Chanin reasonably believes are accredited investors in compliance with the provisions of Rule 502(c) of Regulation D and all applicable provisions of state securities laws covering the same subject matter, and Chanin will furnish to each investor a copy of the Offering documents prior to accepting any payments for Securities. Sales of Securities will be made solely to those investors who represent in writing that they are accredited investors.

4.  Compensation:  As compensation for the services rendered by Chanin hereunder, the Company shall pay Chanin as follows:

(a)  A cash retainer of $50,000, payable upon the signing of the Agreement, which shall be creditable, to the extent paid, against the Financing Fee (as defined in subparagraph 4(b) below).

(b)  At any closing of a Financing, a cash fee equal to the applicable Financing Fee % of the Financing  Fee Consideration (as defined below) paid for the Securities by the Investors, or in the case of Credit Facilities, the maximum amount of credit provided to the Company by the Investors (the “Financing Fee”).

•

Senior Debt – 1%; plus

•

Mezzanine or Subordinated Debt – 4%; plus

•

Preferred/Common Equity (including debt convertible into equity) – 6%

The compensation payable pursuant to this paragraph 4 shall be payable if the Company enters into an agreement with respect to a Financing at any time during a period of 9 months following the effective date of termination of Chanin’s engagement hereunder, regardless of whether the party or parties to the Financing were identified by Chanin or whether Chanin rendered advice concerning the Financing. Notwithstanding the foregoing, Chanin shall not be entitled to any such fee after termination, if Chanin has not delivered a bona-fide Financing proposal for at least $10 million within 9 months of its engagement. If Chanin is terminated prior to 9 months from its initial engagement or the Company has not complied with paragraph 2 hereunder or otherwise has not cooperated with Chanin in good faith to undertake the Financing, the immediate sentence shall not apply.

5.  Definition of Financing Fee Consideration:  The “Financing Fee Consideration” for purposes of calculating the Financing Fee shall be deemed to include:

(a)  the total consideration for the Securities sold which is received, directly or indirectly, by the Company and/or any selling shareholders, including the assumption or extinguishment of indebtedness, the issuance of guarantees and contingent payment obligations;

(b)  any amounts paid onto escrow and amounts payable in the future whether or not subject to any contingency.

To the extent that:

(i)  the consideration received is to include in whole or in part consideration which is contingent in amount or payable in the future (e.g., installment payments), the portion of the Financing Fee relating thereto shall be paid when such consideration is received by the Company;

(ii)  the consideration received is, in whole or in part, in the form of securities or other noncash consideration, including without limitation contractual rights such as joint venture interests, the value of such consideration, for purposes of calculating Chanin’s fee, shall be the fair market value thereof, as the parties hereto shall mutually agree, on the day prior to the closing date; provided, however, that if such consideration consists of securities with an existing public trading market, the value thereof shall be determined by the average of the last sales price for such securities on the five trading days ending five days prior to such consummation.

6.  Reimbursable Expenses:  The Company shall reimburse Chanin for its reasonable out-of-pocket and incidental expenses incurred in connection with any Financing (whether or not consummated), including the fees and expenses of its legal counsel. Chanin shall notify the Company promptly if it expects to incur more than $10,000 of additional expenses prior to its next billing to the Company.

7.  Indemnification:  The Company shall provide indemnification and other obligations set forth in Schedule I hereto, which is an integral part hereof and is hereby incorporated by reference. Further, in the event that an Indemnified Person (as defined in Schedule I) is requested or required to appear as a witness in any action brought by or on behalf of or against the Company or which otherwise relates to this Agreement or the services rendered by Chanin hereunder, the Company shall (i) reimburse Chanin, as appropriate; and (ii) reimburse Chanin and the Indemnified Person for all reasonable expenses incurred by them in connection with such Indemnified Person appearing and preparing to appear as such a witness, including without limitation, the reasonable fees and disbursements of legal counsel.

8.  Advertisements:  Upon completion of a Financing, Chanin may place advertisements in financial and other publications and media at its own expense describing its services to the Company hereunder.

9.  Survival of Terms of Agreement:  Either party may terminate Chanin’s engagement hereunder at any time, with or without cause, by giving the other party at least 10 days prior notice, however, the provisions of the Agreement, other than paragraph 8 and the first sentence of paragraph 2 shall remain in full force and effect.

10.  Disclosure to Third Parties:  Without the prior written consent of Chanin, the Company will not publicly refer to Chanin or publicly disclose or otherwise make available to third parties other than to investors (except the Company’s counsel or other advisers, provided the Company informs them of this provision) any advice, either oral or written, which Chanin provides to the Company in connection with this engagement.

11.  Successors and Assigns:  The benefits of this Agreement, together with the separate indemnification agreement, shall inure to the respective successors and permitted assigns of the parties hereto and of the indemnified parties under such indemnification agreement and their respective successors, permitted assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns. This Agreement and the related indemnification agreement may not be assigned without the prior written consent of the non-assigning party.

Other Terms and Conditions

12.  The Company further represents and warrants to Chanin that:

(a)  the Company has taken no action that would give any brokers, representatives, finders or other persons an interest in the compensation due to Chanin in connection with any transaction contemplated herein and there are no other financial advisors or similar persons entitled to receive compensation from the Company in connection with any transaction contemplated herein; and

(b)  this Agreement does not violate  or constitute a breach or default under any contact, agreement, arrangement or understanding, whether written or oral, to which the Company or any of its subsidiaries is a party to by which its or their assets are bound.

13.  This Agreement may not be amended or modified except in a writing signed by the party against whom enforcement is sought and shall be governed by and construed in accordance with the laws of the State of New York, without regard to its principles of conflicts of laws.

14.  TRIAL BY JURY; JURISDICTION; VENUE:  EACH OF CHANIN AND THE COMPANY (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS AFFILIATES AND STOCKHOLDERS) WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, CLAIM, SUIT, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATING TO OR ARISING OUT OF THE ENGAGEMENT OF CHANIN PURSUANT TO, OR THE PERFORMANCE BY CHANIN OF THE SERVICES CONTEMPLATED BY, THIS AGREEMENT. SOLELY FOR THE PURPOSES OF ENFORCING THIS AGREEMENT AND THE RELATED INDEMNIFICATION, THE COMPANY HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT IN THE STATE OF NEW YORK, CITY AND COUNTY OF NEW YORK, AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION, CLAIM, SUIT OR PROCEEDING MAY BE DETERMINED IN ANY SUCH COURT. SERVICE OF PROCESS, SUMMONS, NOTICE OR DOCUMENT BY MAIL TO THE COMPANY’S ADDRESS SET FORTH ABOVE OR ANY OTHER ADDRESS SO DESIGNATED IN WRITING BY THE COMPANY SHALL BE EFFECTIVE SERVICE OF SUCH PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN SUCH COURTS. THE COMPANY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR OTHER PROCEEDING IN SUCH COURTS RELATING TO THIS LETTER AGREEMENT OR THE INDEMNIFICATION PROVIDED FOR THEREUNDER AND IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM THAT ANY SUCH SUIT, ACTION OR OTHER PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE COMPANY HEREBY WAIVES ALL IMMUNITY FROM JURISDICTION, AND SERVICE OF PROCESS.

15.  The parties hereto do not intend to create any special fiduciary or agency relationship between them. In addition, the exclusivity of the relationship between Chanin and the Company refers to the fact that the services to be provided by Chanin hereunder are to be provided solely by Chanin and that the fees to be paid by the Company hereunder are solely for the benefit of Chanin. There may be other services which are required to be provided to the Company in connection with any transaction contemplated by this Agreement and which will be provided by others (e.g., independent auditors or appraisers). Furthermore, the parties hereto understand that Chanin is not required to purchase any Securities. This Agreement is solely for the benefit of Chanin and the Company and is not intended to create rights or obligations of either party for the benefit of third parties, including without limitation the creditors of the Company.

Chanin is delighted to accept this engagement and looks forward to working with the Company on this assignment. Please confirm Chanin’s engagement as set forth herein by signing the enclosed duplicate of this letter and returning it whereupon this letter shall constitute a binding agreement as of the date first above written.

Very truly your,

CHANIN CAPITAL L.L.C.

By:

_______________________

Mr. Mark E. Rubin

Its:

Managing Director

TELEMARK, INC. AND SUBSIDIARIES

By:

_______________________

Mr. Frank Dalene

Its:

Chief Executive Officer

HAMPTON’S LUXURY HOMES, INC.

By:

_______________________

Mr. Roy Dalene

Its:

Chief Executive Officer

Schedule I

This Schedule I is a part of and is incorporated into that certain letter agreement (the “Agreement”), dated April 29, 2005 by and between Hampton’s Luxury Homes and Telemark, Inc., together with their subsidiaries and affiliates, the “Company”) and Chanin Capital, L.L.C. (“Chanin”). Capitalized terms not defined herein shall have the same meaning assigned in the Agreement.

(a)

The Company hereby agrees to indemnify and hold harmless Chanin, its directors, officers, agents, employees, members, affiliates, counsel and each other person or entity who controls Chanin within the meaning of Section 15 of the Securities Act (collectively, the “Agent Indemnified Parties”) from and against any and all losses, claims, damages or liabilities (or actions in respect thereof), joint or several, to which they or any of them may become subject under the Securities Act or any other statute or at common law or equity, and to reimburse such Agent Indemnified Parties for any reasonable legal or other expense (including the cost of any investigation and preparation) incurred by them in connection with any litigation, whether or not resulting in any liability, but only insofar as such losses, claims, liabilities and litigation arose out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact or necessary to make such statement not misleading, or omission to state a material fact necessary in order to make such statements, in light of the circumstances under which they are made, not misleading (including, but not limited to, any documents or information provided to potential investors supporting such statements), unless such error or omission has been corrected in a supplement timely given to Chanin in writing in which event Chanin shall not be entitled to indemnification hereunder or (ii) any breach by the Company of any representation, warranty or covenant contained herein or in any future definitive written agreement related to the Financing contemplated herein; provided, however, that the indemnity provisions contained in this subsection (a) shall not apply to (x) amounts paid in settlement of any such litigation if such settlement is effected without the consent of the Company, or (y) Chanin or any other Agent Indemnified Parties in respect of any such losses, claims, damages, liabilities or actions (A) arising out of, or based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon information furnished in writing to the Company by Chanin or such Agent Indemnified Parties specifically for use in connection with the preparation of the Memorandum or any such amendment thereof or supplement thereto or (B) arising from the willful misconduct or gross negligence of Chanin or any other Agent Indemnified Party.

The Company will reimburse all Agent Indemnified Parties for all reasonable expenses (including, but not limited to, reasonable fees and disbursements of one legal firm for all Agent Indemnified Parties) incurred by any such Agent Indemnified Parties in connection with investigating, preparing and defending any such action or claim, whether or not in connection with pending or threatened litigation in connection with the transaction to which an Agent Indemnified Party is a party, as such expenses are incurred or paid. Chanin agrees to immediately notify the Company in writing of the receipt of written notice of the commencement of any action against it or against any other Agent Indemnified Parties, in respect of which indemnity may be sought from the Company on account of the indemnity provisions contained in this subsection (a). The omission of Chanin to so notify the Company of any such action shall relieve the Company from any liability which it may have to Chanin or any other Agent Indemnified Parties on account of the indemnity provisions contained in this subsection (a), but shall not relieve the Company from any other liability which it may have to Chanin or other Agent Indemnified Parties. In case any such action shall be brought against Chanin or any other Agent Indemnified Parties and Chanin shall notify the Company of the commencement thereof, the Company shall be entitled to participate in (and, to the extent that it shall wish, to direct) the defense thereof at its own expense, but such defense shall be conducted by counsel reasonably satisfactory to Chanin or such other Agent Indemnified Parties.

(b)

In order to provide for just and equitable contribution under the Securities Act in any case in which (i) any person entitled to indemnification under section 7 and this Schedule I makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that Section 7 and this Schedule I provides for indemnification in such case, or (ii) contribution under the Securities Act may be required (by court order, notwithstanding the prior text of this Schedule I recited above) on the part of any such person circumstances for which indemnification is provided under Section 7 and this Schedule I, then and in each such case, the Company and Chanin shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after any contribution from others) in such proportion as is appropriate to reflect the relative fault of Chanin on the one hand, and the Company on the other hand, and the relative benefits to Chanin, on the one hand, Company on the other hand, arising out of the particular matter or transaction that gave rise to such loss, claim, damage, liability or costs, and all other relevant equitable considerations shall also be taken in to account; provided, however, that in no event will the amount of Chanin’s contribution exceed the amount of the compensation paid to Chanin pursuant to Section 4 hereunder, with the Company remaining responsible for the remaining portion; and further provided that in any such case, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Promptly after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (the “Contributing Party”), notify the Contributing Party in writing of the commencement thereof, but the omission to so notify the Contributing Party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. Ion case any such action, suit or proceeding is brought against any party and such party so notifies a Contributing Party or his or its representative of the commencement thereof within the aforesaid period, the Contributing Party will be entitled to participate therein, with the notifying party and any other Contributing Party similarly notified. Any such Contributing Party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such Contributing Party. The contribution provisions contained in Section 7 and this Schedule I are in addition to any other rights or remedies which either party hereto may have the respect to the other hereunder.